Exhibit 1.2

CREDIT SUISSE GROUP

Investment Banking • Private Banking • Asset Management

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Valid as of January 1, 2006

2  OGR of Credit Suisse Group

Index

ABBREVIATIONS AND DEFINITIONS
PREAMBLE

I	SCOPE AND CONTENT
1	Scope and Content
2	Approval Procedures for Urgent Business Matters

II	BOARD OF DIRECTORS
3	Organization
4	Chairman
5	Responsibilities and Authorities
6	Monitoring, Right to Information, Reports
7	Committees
8	Chairman’s and Governance Committee
9	Audit Committee
10	Compensation Committee
11	Risk Committee
12	Advisory Board

III	MANAGEMENT ORGANIZATION
13	Group Chief Executive Officer
14	Group Executive Board
15	Group Chief Financial Officer
16	Group Chief Risk Officer
17	Group General Counsel

IV	INTERNAL AUDIT
18	Internal Audit

V	SPECIAL PROVISIONS
19	Conflicts of Interest
20	Titles, Signing Authorities and Powers of Attorney
21	Meetings and Minutes

22	Financial Year
ANNEX A - ALLOCATION OF RESPONSIBILITIES
ANNEX B - CORPORATE BODIES OF CREDIT SUISSE GROUP

This OGR was approved by the Board of Directors on December 16, 2005
This OGR was approved by the EBK on March 3, 2006

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ABBREVIATIONS AND DEFINITIONS

AC	Audit Committee of the BoD
AVP	Assistant Vice President
Bank	Legal Entity Credit Suisse
BoD	Board of Directors
CC	Compensation Committee of the BoD
CEO	Chief Executive Officer
CGC	Chairman’s and Governance Committee of the BoD
CARMC	Capital Allocation and Risk Management Committee of CS
Ch	Chairman of the BoD (unless stated otherwise)
COO	Chief Operating Officer
CS	Credit Suisse and all its subsidiaries or other enterprises owned or controlled by CSG which are allocated to the management of the Bank
CSG	Legal Entity Credit Suisse Group
DIR	Director
EBK	Swiss Federal Banking Commission
ERC	Economic Risk Capital
GxB	Group Executive Board
Group	CSG and all its direct and indirect subsidiaries
GCEO	Group Chief Executive Officer
GCFO	Group Chief Financial Officer
GCRO	Group Chief Risk Officer
GGC	Group General Counsel
GM	General Meeting of Shareholders
JV	Joint Venture
MDA	Managing Director Senior Advisor
MDR	Managing Director
P&L	Profit and Loss Statement
RC	Risk Committee of the BoD
SCO	Swiss Code of Obligations
SWX	Swiss Stock Exchange
VP	Vice President
WGR	Winterthur Group (i.e. WSIC and all its direct and indirect subsidiaries)
WL	Legal Entity Winterthur Life
WSIC	Legal Entity 'Winterthur' Swiss Insurance Company

Group Policy	Responsibilities as included in CSG’s OGR, Code of Conduct, policies, objectives, strategy and business and financial plans, to the extent applicable, as well as specific standards and instructions established by CSG for specific activities.

P	Planning / Preparation / Proposal
C	Consultation (prior to next step/decision)
D	Decision
R	Ratification / Approval
I	Information
Imp	Implementation (person responsible for the implementation of a decision)
resp	Person responsible for certain action / report
*	authority may be delegated

–	The titles and functions used in this document apply to both genders.
–	The English version of this OGR shall prevail in an event of any interpretation conflict.

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PREAMBLE

Credit Suisse Group’s statutory purpose is to hold direct or indirect interest in all types of businesses in Switzerland and abroad, in particular in the areas of banking, finance, asset management and insurance.

The Board of Directors shall be responsible for the overall direction, supervision and control of Credit Suisse Group.

The Group’s banking business

The banking business of Credit Suisse Group is performed by Credit Suisse and its direct and indirect subsidiaries. In addition, Credit Suisse Group has allocated its directly held banking subsidiaries, in particular the independent private banks and Neue Aargauer Bank, to the management of the Bank.

The Group’s insurance business

The insurance business is performed by ‘Winterthur’ Swiss Insurance Company and its direct and indirect subsidiaries, in particular its wholly owned subsidiary Winterthur Life (collectively called Winterthur Group).

Each legal entity shall establish separate regulations to regulate its business within the framework of the Group Policy and applicable local law.

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I   SCOPE AND CONTENT

1	Scope and Content

1.1	These regulations establish the organization and administration of CSG and the Group and shall define the responsibilities and authorities of the BoD and its committees, the Chairman, the GCEO, the GxB, the GCFO, GCRO and the GGC.

1.2	The responsibilities and authorities of the above mentioned individuals and management bodies with regard to CSG and the Group are set out in annex A.

1.3	The organizational structure of CSG is shown in annex B.

1.4	The responsibilities and authorities set out in these regulations and the annexes are binding and may only be delegated if expressly permitted by these regulations or with the explicit approval of the BoD for a specific issue.

1.5	Notwithstanding any delegation of authority or approval process provided or contemplated for in these regulations, no person shall participate in the approval, execution or implementation of any transaction (including the opening, closing or managing of a client’s account) or otherwise have any responsibility for or role in the execution or implementation of any such transaction, if such participation, responsibility or role would cause such person or any entity within the Group to violate any law or regulation to which such person or entity is subject.

2	Approval Procedures for Urgent Business Matters

2.1	Should immediate action be required to ensure the conclusion of a transaction or project, provided that there is no indication that the authorized body would not approve the transaction or project, and provided that there are no other instructions from the GCEO or the responsible GxB member, the transaction or project may be approved by the executive body one level below the authorized body.

2.2	If the above procedure is applied, the authorized body must be advised of such transaction or project at the earliest opportunity.

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II   BOARD OF DIRECTORS

3	Organization

3.1	The BoD shall consist of a majority of independent directors as determined by the BoD in its sole discretion taking into account the factors set forth in this OGR, the charters of the committees of the BoD and any applicable laws and regulations as well as listing standards.

3.2	In general, a director shall be considered independent, if he is not and has not been employed as an executive officer at CSG or any of its principal subsidiaries or is not and has not been an employee or affiliate of the Group’s external auditor for the past three years and does not maintain, in the sole determination of the BoD, a material direct or indirect business relationship with CSG or any of its subsidiaries. No BoD member shall be considered independent if he is or has been for the past three years part of an interlocking directorate in which a GxB member serves on the compensation committee of another company that employs the BoD member. BoD members with immediate family members who would not qualify as independent shall be subject to a three-year cooling-off period for purposes of determining their independence.

3.3	The BoD shall discharge its responsibilities as a joint board or through committees appointed by the BoD from among its members.

3.4	The BoD shall appoint a Chairman and up to two Vice Chairmen from among its members.

3.5	It shall designate a Secretary who need not to be a member of the BoD. Subject to the applicable provisions in section 21 of this OGR, the BoD shall otherwise organize itself.

3.6	A member of the BoD shall retire at the Annual General Meeting of the year in which he reaches the age of 70.

4	Chairman

4.1	The Chairman - or in his absence one of the Vice Chairmen - presides over the meetings of the BoD. He shall prepare an agenda in advance of each meeting in coordination with management.

4.2	The Chairman co-ordinates the work of the BoD and the committees and ensures that the BoD members are provided with timely information relevant for performing their duties and responsibilities.

4.3	The Chairman generally attends the meetings of the GxB and challenges and supports the GCEO and the GxB in developing the strategic business plans and objectives of the Group. He is also actively involved in establishing succession plans for key management positions.

4.4	The Chairman takes an active role in representing CSG to important investors, customers, other stakeholders and the general public.

4.5	The Chairman is supported by the Chairman’s Office whose members he appoints as deemed appropriate.

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5	Responsibilities and Authorities

5.1	The BoD shall be responsible for the overall direction, supervision and control of CSG and its management. It shall set guidelines for the Group’s general policy and strategy and regularly review reports on the operations of CSG and the Group.

5.2	The BoD shall decide on all matters, which have not been reserved for or conferred upon another body or an individual by law, by the Articles of Association, or by these regulations.

5.3	The BoD may wholly or partly delegate the management of CSG and the preparation and implementation of its resolutions to subordinate management bodies or executive officers, to the extent permitted by law, in particular article 716a CO, and CSG’s Articles of Association. Details are shown in annex A.

6	Monitoring, Right to Information, Reports

6.1	The BoD shall monitor that the GCEO and the GxB pursue the business policy and strategy effectively and in accordance with all applicable laws, the articles of association and the Code of Conduct.

6.2	The members of the BoD shall have access to all information concerning CSG necessary to fulfil their duties as a BoD member. Should a member of the BoD require information or wish to review documents outside a BoD or committee meeting, he shall address his request to the Chairman, who shall decide in which form and to what extent the request can be granted, taking into account the interest of CSG as a whole as well as applicable laws and regulations, including Swiss Banking Secrecy and data protection statutes.

6.3	At each ordinary meeting, the BoD shall receive from the GxB a report on significant events in the course of the businesses of the Group as well as periodic reports on the operating results (for details see annex A).

6.4	Extraordinary events in the course of the businesses of the Group shall be reported to the BoD as soon as practicable.

6.5	The Chairman may request additional reports as deemed appropriate.

7	Committees

7.1	The BoD appoints the following regular committees:
	–	the Chairman’s and Governance Committee;
	–	the Audit Committee;
	–	the Compensation Committee;
	–	the Risk Committee.

7.2	The members of the committees shall be appointed for the period of one year. The committees shall organize themselves according to their charters.

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8	Chairman’s and Governance Committee

8.1	The CGC shall consist of the Chairman, the Vice Chairmen, the chairmen of the AC, RC and CC and other members appointed by the BoD. It may include non-independent members. It shall establish its own charter and submit it to the BoD for approval.

8.2	The CGC shall, in particular, have the following responsibilities:

8.2.1	act as counselor to the Chairman and facilitate the dialogue between the members of the BoD and the Chairman;

8.2.2	discuss with the GCEO and assess any significant appointment proposal to be submitted to the BoD for approval, in particular appointments to the GxB;

8.2.3	develop criteria and assess candidates for a BoD membership and recommend to the BoD for recommendation to the Annual General Meeting;

8.2.4	ensure the maintenance of high standards of corporate governance and make recommendations to the BoD on corporate governance issues, in particular amendments to the Group’s corporate governance guidelines, BoD committee composition and BoD member independence.

8.2.5	Should immediate action be required to ensure the conclusion of a transaction or project which lies in the authority of the BoD, the transaction or project may be approved by the CGC provided that there is no indication that the BoD would not approve the transaction or project. The BoD must be advised of such transaction or project at the earliest convenience.

9	Audit Committee

9.1	The AC shall consist of not less than three independent members. It shall establish its own charter and submit it to the BoD for approval. The members of the AC shall satisfy all additional independence and qualification requirements as set forth in the charter.

9.2	The AC shall, in particular, have the following responsibilities:

9.2.1	review the annual report, the annual financial statements and proposed resolutions for the Annual General Meeting for further presentation to the BoD;

9.2.2	review the quarterly financial information;

9.2.3	review management’s internal controls report;

9.2.4	review the effectiveness of the internal and external audit function;

9.2.5	take note of significant extraordinary reports submitted to regulators;

9.2.6	review the findings of Internal Audit and the external auditors and approve their annual audit objectives;

9.2.7	take note of material legal and regulatory matters as well as any material breaches of rules and regulations and any actions taken as a result of such breaches, with notification of the BoD of such matters in serious cases.

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10	Compensation Committee

10.1	The CC shall consist of not less than three independent members. It shall establish its own charter and submit it to the BoD for approval.

10.2	The CC shall, in particular, have the following responsibilities:

10.2.1	determine the compensation principles for CSG and the Group subject to BoD approval;

10.2.2	approve the establishment and significant amendments of management and employee compensation plans;

10.2.3	determine the individual compensation payable to the Chairman, the members of the BoD with functional duties, the GCEO, the members of the GxB and other individuals as outlined in the CC Charter;

10.2.4	recommend the compensation payable to the members of the BoD with no functional duties for approval by the BoD as outlined in the CC Charter;

10.2.5	receive periodic information on employee benefit programs and expense regulations.

11	Risk Committee

11.1	The RC shall consist of not less than three members and may include non-independent members. It shall establish its own charter and submit it to the BoD for approval.

11.2	The RC shall, in particular, have the following responsibilities:

11.2.1	make recommendations to the BoD on all risk-related matters including the review of major risk management and capital adequacy methodologies;

11.2.2	approve the list of countries to be monitored with internal country limits and the country limits for the Group allocated to such countries, insofar as this authority has not been delegated (see annex A);

11.2.3	review the risk limit applications subject to approval by the BoD;

11.2.4	approve the illiquid investment risk limit to cover private equity, seed capital and similar investments;

11.2.5	establish other limits to control significant risks and define the respective approval authorities.

12	Advisory Board

The BoD may establish an advisory board, appoint its members and approve its rules and regulations.

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III   MANAGEMENT ORGANIZATION

13	Group Chief Executive Officer

13.1	The GCEO shall be appointed by the BoD and may not be a member of the BoD. He chairs the GxB.

13.2	The GCEO shall, in particular, have the following responsibilities with the right to delegate performance and implementation of such responsibilities further:

13.2.1	establish a management organization that enables the Group to effectively operate its businesses in accordance with the strategy approved by the BoD;

13.2.2	issue internal rules and regulations necessary for the management and operation of the Group, to the extent that this is not the responsibility of the BoD;

13.2.3	supervise the business activities and have responsibility for the implementation of resolutions of the BoD and its committees;

13.2.4	ensure that the reporting duties to the BoD and its committees as stipulated in sections 6, and 8 through 11 of this OGR as well as the applicable committee charter are fulfilled.

13.2.5	Further responsibilities and authorities are shown in annex A.

14	Group Executive Board

14.1	The GxB shall consist of the GCEO, the GCFO, the GCRO, the GGC, the Divisional CEOs and other members as appointed by the BoD. The GCEO shall act as the chairman of the GxB. Otherwise the GxB shall organize itself.

14.2	The GCEO shall have a right of veto regarding decisions taken by the GxB. If the GCEO vetoes a GxB decision, he shall inform the Chairman of the respective matter.

14.3	Together with the GCEO, the GxB shall be responsible for the operational management of CSG and the Group in the context of the strategy as approved by the BoD. The GxB shall, in particular, have the following authorities and responsibilities:

14.3.1	regularly review and co-ordinate significant initiatives, projects and business developments in the businesses of the Group and efficiently reconcile any arising issues;

14.3.2	regularly review and discuss the consolidated financial performance as well as the development of the various businesses in the Group;

14.3.3	develop, review, discuss and approve annual strategic business plans, objectives and financial plans, subject to approval by the BoD, and implement such plans;

14.3.4	grant corporate titles in line with section 20 of this OGR.

14.3.5	The GxB shall ensure compliance with the obligations of CSG as a supervised financial conglomerate.

14.4	Each individual member of the GxB must notify the GCEO promptly and the GxB at the next opportunity of any extraordinary events or risks occurring in the course of ongoing business activities.

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14.5	Any member of the GxB who ceases to perform the function or ceases to hold the position upon which his appointment was conditioned, shall immediately thereupon resign from the GxB. All board and similar mandates within the Group, held by a member of the GxB by virtue of his office, shall be relinquished upon termination of service within CSG, unless otherwise determined by the CGC upon consultation with the GCEO.

15	Group Chief Financial Officer

15.1	The GCFO shall be appointed by the BoD. He shall report directly to the GCEO.

15.2	The GCFO shall, in particular, have the following authorities and responsibilities (‘GCFO duties’, with the right to delegate the performance and implementation of such GCFO duties further:

15.2.1	establish an organizational basis to manage all financial matters of CSG and the Group;

15.2.2	establish an appropriate controlling, accounting, tax, treasury and investor relation function;

15.2.3	ensure a transparent and timely financial reporting (accounting policies, statutory and consolidated financial statements) to the respective bodies within CSG as well as to the public and regulators in line with legal and regulatory requirements as well as best practice.

15.2.4	Further responsibilities and authorities are shown in annex A.

16	Group Chief Risk Officer

16.1	The GCRO shall be appointed by the BoD. He shall report directly to the GCEO.

16.2	The GCRO shall, in particular, have the following authorities and responsibilities (‘GCRO duties’) with the right to delegate the performance and implementation of such GCRO duties further:

16.2.1	develop, implement and monitor the risk reporting, the risk management strategy and the risk management standards and procedures of the Group;

16.2.2	approve all country ratings for emerging market countries as defined by the RC, and ratify any commitment, which is deemed to be ‘unusual’ or outside of normal market practice or policy guidelines (e.g. size, tenor, structure, risk characteristics, public policy);

16.2.3	The GCRO may - in consultation with the risk management function at CS and WGR - request the constitution of reserves within any country or regional limits of CS or WGR.

He may also allocate any risk related Group reserves as determined by the BoD or the RC to any of the businesses, reporting quarterly to the BoD or the RC if used.

16.2.4	Further responsibilities and authorities are shown in annex A.

16.2.5	The GCRO is a member of the relevant risk management related committees of CS and WGR.

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17	Group General Counsel

17.1	The GGC shall be appointed by the BoD. He shall report directly to the GCEO.

17.2	The GGC shall have all necessary authorities and responsibilities for legal and compliance matters within the Group, in particular, he shall have the following authorities and responsibilities (‘GGC duties’) with the right to delegate the performance and implementation of such GGC duties further:

17.2.1	establish an organizational basis for the management of all legal and compliance matters at CSG and the Group; and

17.2.2	co-ordinate with the legal and compliance functions of CS and WGR matters that are of significance to the Group as a whole.

17.2.3	Further responsibilities and authorities are shown in annex A.

IV   INTERNAL AUDIT

18	Internal Audit

18.1	Internal Audit shall systematically, objectively and independently from any business line assess whether major risks are appropriately identified and managed, the internal control systems are effective, the governance processes established ensure compliance with applicable policies, laws and regulations, and whether management performs efficient monitoring and oversight.

18.2	Internal Audit shall report to the AC. It shall have unrestricted access to all information and personnel as it is required to perform its tasks. However, the review of compensation and personnel related files shall require the approval of the chairman of the CC.

18.3	The Internal Audit Department is led by the Head of Internal Audit, who shall be appointed by the BoD upon proposal by the AC and endorsement by the CGC.

18.4	The authorities and responsibilities as well as the working procedures of Internal Audit shall be outlined in the charter of the AC and the Regulations for Internal Audit as adopted by the AC.

18.5	Internal Audit shall prepare its reports independently. The reports shall be distributed to executive bodies and management as set forth in the Regulations for Internal Audit.

18.6	As set forth in the charter of the AC and in the Regulations for Internal Audit Internal Audit shall regularly submit reports to the AC on significant findings, the achievement of its annual objectives and other matters as deemed appropriate.

18.7	Any member of the GxB may submit a request to the chairman of the AC or, in his absence, to the Chairman of the BoD, for Internal Audit to carry out an investigation.

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V   SPECIAL PROVISIONS

19	Conflicts of Interest

19.1	The members of the BoD and the GxB shall disclose any personal interests, or those of a closely related person or company, that they might have in a particular decision and shall abstain from participating in any decisions involving those interests. The representatives of legal entities, as defined in Art. 707, Para. 3 SCO, shall be exempt from such voting restrictions.

20	Titles, Signing Authorities and Powers of Attorney

20.1	Corporate Titles of CSG and Signing Authority on behalf of CSG

20.1.1	The BoD appoints the GCEO and the members of the GxB and grants them full global signing authority exercisable jointly by two.

20.1.2	The GxB appoints the MDR, MDA, DIR, VP and AVP.

20.1.3	The granting of full signing authority exercisable jointly by two to MDR, MDA, DIR and VP and joint power of procuration (i.e. Prokura according to Art. 458ff of SCO) to AVP requires approval by the BoD.

20.1.4	The BoD may grant limited signing authority exercisable jointly by two in the form of a commercial mandate (i.e. Handlungsvollmacht according to Art. 462 SCO) to employees without a corporate title.

20.2	Functional Titles

The CS guidelines as to the functional titles used within CS shall be applicable in analogy to CSG.

20.3	Powers of Attorney

20.3.1	Powers of Attorney may be granted as set forth below to third parties, who may also be employees of CSG, authorizing such third parties to individually or jointly execute documents or take other actions in connection with actions and transactions approved consistent with the OGR.

20.3.2	The members of the GxB are authorized, jointly by two, to grant Powers of Attorney or to designate certain employees with a corporate title of Vice President or higher to be authorized to grant jointly by two Powers of Attorney on behalf of CSG.

21	Meetings and Minutes

21.1	Meetings of the BoD and its Committees

21.1.1	The BoD shall hold at least six ordinary meetings per year. The frequency of the meetings of the committees of the BoD shall be defined in the charter of the respective committee.

21.1.2	Extraordinary meetings of the BoD and its committees shall be held upon request by the chairman of the respective body or any other member of the BoD. Reasons for such request must be given.

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21.1.3	The meetings shall be called by the chairman of the BoD or a committee; sufficient notice of meetings shall be given prior to the meeting date and shall contain the items on the agenda.

21.1.4	The BoD and each committee shall designate a secretary who need not be a member of such body.

21.1.5	Preparatory documents for the meeting shall be made available in a timely manner. In principle, proposals asking for a decision of the BoD shall not be made without advance documentation.

21.1.6	The chairman of the BoD or a committee shall decide as to the attendance of management members at meetings.

21.1.7	Subject to statutory provisions to the contrary, the majority of the members of the BoD or a committee must be present for the purpose of passing resolutions. Participation via telephone or video-conference is permitted.

21.1.8	The absolute majority of the votes cast shall be necessary to pass a resolution. In the event of deadlock, the chairman of the meeting shall cast the deciding vote.

21.1.9	Resolutions of the BoD or a committee may also be passed by way of written consent provided the text of the resolution is sent to all members of the respective body and provided that a majority of the members cast a vote. Each member shall have the right to request, within the period stipulated for the vote, that the matter be discussed in a meeting.

21.1.10	Minutes shall be kept of the discussions and resolutions of the BoD and its committees.

21.1.11	The minutes of the BoD and its committees shall be signed as specified by the chairman of the respective body. They shall be made available for review prior to the next meeting and approved thereat.

21.2	Meetings of GxB

21.2.1	The frequency of meetings of the GxB shall be set by the GCEO.

21.2.2	The GxB shall, unless otherwise instructed, record its resolutions only.

21.2.3	Otherwise, the rules set out above for the meetings of the BoD and its committees shall in analogy be applicable to the meetings of the GxB.

22	Financial Year

The financial year is identical with the calendar year.

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ANNEX A – ALLOCATION OF RESPONSIBILITIES

A	CREDIT SUISSE GROUP	GM	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	CS/WGR
	LEGAL ENTITY MATTERS													Bodies

1	General Meeting

1.1	Prepare agenda, call meeting		D					P	P	C	C	C

1.2	Annual report, balance sheet, P&L, consolidated accounts	D	P		P			P	P	C	resp	C

1.3	Allocation of profit (dividend)	D	P		P			P	P	C	P/Imp

1.4	Discharge of BoD and GxB	D	P		P			P		C		C

1.5	Election of Board members	D	P	P				P	I	C		C

1.6	Appointment of external auditors	D	P		P			P	P	C	P/Imp	P

1.7	Amendments to articles of association	D	P					P	P	C		P/Imp

2	Capital Structure of CSG

2.1	Approval of ordinary, authorized or conditional capital	D	P					P	P	C	P/Imp	C

2.2	Issuance of ordinary or authorized capital		D					P	P	C	P/Imp	C

2.3	Allocation of conditional capital: convertible bonds, bonds with options; shareholder options		D					P	P	C	P/Imp

2.4	Allocation of conditional capital (compensation related)
	– establishment of rules and regulations		I			D		P	P	C				C
	– bonus shares					D		P	P	C				P
	– management equity plans					D		P	P	C				P

2.5	Issuance and amendments to regulations concerning the shareholders' register		D					P		C		C

2.6	Report on shareholder structure		I (p.a.)					I (p.m.)	I	I (p.m.)	I	I	I

3	Organization of CSG

3.1	Organization/Amendments to OGR		D					P	P	C		P/Imp

3.2	Approval of annual financial plan		D					P	P	P				P

3.3	General Accounting, financial control and planning principles and policies		D		P			P	P	P	P

3.4	Approval of significant principles of accounting		I		D			P	P	P	P/Imp

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A		CREDIT SUISSE GROUP	GM	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	CS/WGR
		LEGAL ENTITY MATTERS													Bodies

3.5		Appointment/dismissal of GCEO/GxB members		D	P				P		P/Imp

3.6		Granting of corporate titles								D	P

3.7		Granting of signatory power		D						P	C

4		Financing of CSG

4.1		The planning and monitoring of capital adequacy and liquidity for CSG and the Group as a whole and the authority to approve respective actions is delegated to the CARMC. The CS Directive on Funding Authority for the usage of money market and capital market instruments and derivatives including the issuance and sale of notes, bonds and similar securities as well as the establishment and the draw-downs of credit facilities shall be applicable to CSG in analogy.							I	I	I

5		Compensation

5.1		Approval of compensation principles		D			P		C	P	P				P

5.2		Compensation Plans					D		C	P	P				P

5.3		For details on approval thresholds regarding compensation decisions see Compensation Committee Charter.

6		Mergers, Acquisitions, Divestitures, Capital Expenditures, Other Participations and Related Transactions by CSG

6.1	a)	Formation, liquidation and capitalization of direct subsidiaries (all types of capital incl. subordinated loans and tier 3 capital)
Note: Any share capital increase requires approval by the GM of the subsidiary

	b)	Mergers, acquisitions, divestitures of direct subsidiaries or other assets constituting a business (total commitment or sales price)

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A	CREDIT SUISSE GROUP	GM	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	CS/WGR
	LEGAL ENTITY MATTERS													Bodies

c)

Acquisitions and divestitures of other long-term participations or the sale thereof, whether or not such participations are consolidated
Note : Any investment exceeding the threshold of the SWX disclosure regulations requires BoD approval

Note: transactions concluded solely among CSG and any of its direct or indirect subsidiaries, except when such transaction results in a significant change to the organizational structure, may be approved by the GCFO or his delegate

	> CHF 500m		D					P	P	P	P	P	P
	> CHF 250m < 500m		I					D	D	P	P	P	P
	> CHF 100m < 250m		I					C	D	P	P	P	P
	up to CHF 100m							I	I	D	P	P

6.2	Establishment or closure of branches or									D	P	P
Representative Offices

6.3	Acquisition or sale of real estate & buildings
	> CHF 25m		D					C	P	C	P/Imp	P	I
	up to CHF 25m							I	I	D*	P/Imp	P	I

6.4	Capital expenditures including investments in real estate outside the approved financial plan
	> CHF 25m		D					C	P	C	P/Imp
	up to CHF 25m									D*	P/Imp

6.5	Special purpose companies
	– organization and housekeeping										D	P	I
– investments: as per above
– capital expenditures: as per above

18  OGR of Credit Suisse Group

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B	CREDIT SUISSE GROUP	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	BoD	CS/WGR
	GROUP MATTERS	CSG	CSG/CS	CSG/CS	CSG/CS	CSG/CS							CS/	Bodies
			WGR	WGR	WGR	WGR							WGR

1	Core Businesses

1.1	Mission & strategy of the Group, CS and WGR	D					C	P/Imp	P/Imp	P	P	P	D	P/Imp

2	Group Policies & Instructions

2.1	Group policies and instructions								D	D	D	D		P/Imp
(e.g. legal, tax, risk, finance, IT)

2.2	Internal Audit Regulations	I		D			P	I	C		P

3	Business & Financial Plans

3.1	Business & Financial Plans of the Group, CS and WGR	D					C	P/Imp	P/Imp	P			D	P/Imp

3.2	Establishment of performance targets in accordance						C	D	P	P/Imp				P/Imp
with mission and strategy

3.3	Performance monitoring	I					I	resp	resp	resp		resp	I	resp

3.4	Allocation of profits; funding of CSG dividend	I					C	D	P	P/Imp			P to GM	P

4	Risk Management

4.1	Overall ERC limits for the Group, CSG, CS and WGR	D				P	C	P	P			P	D	P

4.2	Approval of illiquid investment risk limit					D	I	I	I			P		P

4.3	CSG consolidated country limits if exceeding:					D (CSG	I		I			P		P
RC only)
for N3 countries USD 2'500m
for N4 countries USD 2'000m
for N5 countries USD 1'000m
for N6 countries USD 800m
for N7 and N8 countries USD 400m

OGR of Credit Suisse Group  19

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B		CREDIT SUISSE GROUP	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	BoD	CS/WGR
		GROUP MATTERS	CSG	CSG/CS	CSG/CS	CSG/CS	CSG/CS							CS/	Bodies
				WGR	WGR	WGR	WGR							WGR

5	Mergers, Acquisitions, Divestitures, Capital Expen- ditures, Other Participations and Related Transactions by CS, WGR and allocated subsidiaries

5.1	a)	Formation and Liquidation of subsidiaries (total commitment)
Note: A share capital increase requires approval by the GM of the subsidiary or as otherwise required by applicable local law

	b)	Mergers, acquisitions, divestitures of subsidiaries or assets constituting a business that involve a third party (total commitment or sales price)

	c)	Acquisitions and divestitures of other long-term participations, whether or not such participations are consolidated (or the sale thereof)
Note: These approval authorities are subject to exemptions for intra group transactions as per applicable LE OGR

	> CHF 500m		D					P	P	P	P	P	P	D	See
CS/WGR
	up to CHF 500m							I	I	I	I			See	OGR
CS/WGR
OGR

5.2	CSG Guarantees for subsidiaries*
	> CHF 500m/unlimited		D					P	P	P	P/Imp	P	P		P
	> CHF 150m < 500m		I					I	D	P	P/Imp	P	P		P
	up to CHF 150m								I	D	P/Imp	P	P		P
	regulatory required keep-well letters									I	D	P			P

5.3	CSG Comfort letters for subsidiaries							I		D	P/Imp	P			P

20  OGR of Credit Suisse Group

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B	CREDIT SUISSE GROUP	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	BoD	CS/WGR
	GROUP MATTERS	CSG	CSG/CS	CSG/CS	CSG/CS	CSG/CS							CS/	Bodies
			WGR	WGR	WGR	WGR							WGR

5.4	Capital expenditures of CS and WGR including investments in real estate1) outside the approved financial plans

	> CHF 250m	D					P	P	P	P				P
	> CHF 100m < CHF 250m	I					C	D	P	P				P
	< CHF 100m													D*
1) does not include investments in real estate for pure investment purposes

6	Joint Ventures and alliances

6.1	Strategic JVs at group or CS/WGR level beyond the scope approved in the strategic business plans	D					C	P	P				D	P

7	Compensation

7.1	Approval of compensation principles	D			P		C	P	P				R	P

7.2	Compensation Plans				D		C	P	P					P

7.3	For details on approval thresholds regarding compensation decisions see Compensation Committee Charter.

8	CSG as Shareholder

8.1	Nomination of members of the Board of Directors of CS and WSIC	D	P				P		P				P to GM

8.2	Nomination of members of the Board of Directors of other directly held subsidiaries or major indirect subsidiaries						I	I	D*

8.3	Nomination of external auditors	D		P			P	P	C	P			P

8.4	Dividends from direct subsidiaries (see 3.4)

8.5	Amendments to Articles of Association of major direct subsidiaries

	– purpose clause	D	P				P	P	P		P		P to GM	P
– capital (see 4.1)
	– other amendments						C		P		P		P to GM	P

OGR of Credit Suisse Group  21

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B		CREDIT SUISSE GROUP	BoD	CGC	AC	CC	RC	Ch	GxB	GCEO	GCFO	GGC	GCRO	BoD	CS/WGR
		GROUP MATTERS	CSG	CSG/CS	CSG/CS	CSG/CS	CSG/CS							CS/	Bodies
				WGR	WGR	WGR	WGR							WGR

9	Supervision & Reporting

9.1	Financial Reporting
	—	Monthly Management Reporting							I	I	resp	I	I
	—	Quarterly Management Reporting and Quarterly External Reporting	I		C				I	C	resp	C	C
	—	Annual Financial Reporting including Annual Report and Form 20-F	D		C				I	C	resp	C	C
	—	Additional Financial Reporting as appropriate	I		I				I	C	resp	I	I

9.2	Risk Reporting
	—	Quarterly Risk Report	I				I		I	I	I	I	resp
	—	Significant Risk Reports to Regulators	I		I		I		C	C	I	I	resp

9.3	Legal, Compliance and Regulatory Reporting
	—	Report on significant legal, compliance, disciplinary and regulatory matters	I		I				I	I		resp
	—	Bank Law Reports and other significant Reports to Regulators	I		I				I	I	I	resp	I

10	External Relations

10.1		Delegation of group representatives into important commissions or organisations						C	D	P		P			P

10.2		Investor relations & rating agencies						I	I	C	resp

10.3		Public relations Group matters (delegated to COO function of CS)						I	I	C		P

10.4		Branding Branding Strategy (delegated to COO function of CS)	I					C		P		P

22  OGR of Credit Suisse Group

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ANNEX B – CORPORATE BODIES OF CREDIT SUISSE GROUP

General Meeting of Shareholders
External Auditors
Chairman of the Board of Directors
Board of Directors of Credit Suisse Group
Internal Audit
Audit Committee
Risk Committee
Chairman's & Governance Committee
Compensation Committee
Regulators
Group Chief Executive Officer
Group Executive Board
CEO Winterthur Group
Executive Board of Winterthur Group
CEO Credit Suisse
Executive Board of Credit Suisse
GCFO
GCRO
GGC
Reporting line
Reports

OGR of Credit Suisse Group  23

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       CREDIT SUISSE GROUP
       Paradeplatz 8
       8070 Zurich
       Switzerland

       www.credit-suisse.com